Exhibit 99.1
Qualtrics Reports Fourth Quarter and Full Year 2020 Financial Results

•Full Year 2020 Total Revenues of $763.5M, up 29% Year-over-year
•Q4 Total Revenues of $213.6M, up 24% Year-over-year
•Full Year 2020 Subscription Revenues of $575.4M, up 34% Year-over-year
•Q4 Subscription Revenues of $160.4M, up 33% Year-over-year
•Total Remaining Performance Obligations1 of $1,144.4M, up 78% Year-over-year
•Next 12 Months Remaining Performance Obligations of $645.4M, up 49% Year-over-year

SALT LAKE CITY and SEATTLE, March 9, 2021– Qualtrics (NASDAQ: XM), the leader in customer and employee experience and creator of the experience management category, today announced financial results for the fourth quarter and fiscal year ended December 31, 2020.

“With virtually everything moving to digital, Qualtrics’ mission to help companies design and continuously improve the experiences they deliver has never been more relevant, and that is reflected in our outstanding Q4 and 2020 results,” said Zig Serafin, CEO, Qualtrics. “We’re innovating faster than ever before to make our more than 13,500 customers successful, and we’re well positioned for continued strong growth in 2021.”

Fourth Quarter 2020 Financial Highlights:

•Revenue: Total revenues for the fourth quarter were $213.6 million, up 24% year-over-year. Subscription revenues for the fourth quarter were $160.4 million, up from $120.5 million one year ago, an increase of 33% year-over-year.
•Operating Loss and Margin: Fourth quarter operating loss was $11.0 million, compared to $145.0 million one year ago. Non-GAAP operating loss (see discussion of non-GAAP operating loss and margin measures below) was $4.7 million, compared to $18.5 million one year ago. For the fourth quarter, GAAP operating margin was (5)% and non-GAAP operating margin was (2)%.
•Net Loss and Net Loss Per Share: Fourth quarter net loss was $14.5 million, or $(0.03) per share, compared to $147.3 million, or $(0.35) per share in the fourth quarter of fiscal year 2019. Non-GAAP net loss (see discussion of non-GAAP net loss measure below) for the fourth quarter was $8.1 million, or $(0.02) per share, compared to $20.3 million, or $(0.05) per share in the fourth quarter of fiscal year 2019.
•Cash and Cash Equivalents: Total cash and cash equivalents as of December 31, 2020 was $203.9 million

Full Year 2020 Financial Highlights:

•Revenue: Total revenues for the fiscal year ended December 31, 2020 were $763.5 million, up from $591.2 million one year ago, an increase of 29% year-over-year. Subscription revenues were $575.4 million, up from $430.0 million one year ago, an increase of 34% year-over-year.
•Operating Loss and Margin: Operating loss for the year was $255.1 million, compared to operating loss of $994.1 million in 2019. Non-GAAP operating loss for the year was $29.6 million, compared to $49.5 million in fiscal 2019. For the fiscal year 2020, Operating margin was (33)% and non-GAAP operating margin was (4)%.
•Net Loss and Net Loss Per Share: Fiscal year 2020 net loss was $272.5 million, or $(0.64) per share, compared to $1,007.6 million in fiscal year 2019, or $(1.76) per share from January 23, 2019 through December 31, 2019. Non-GAAP net loss for the year was $46.0 million, or $(0.11) per share, compared to $59.3 million in fiscal year 2019, or $(0.12) per share from January 23, 2019 through December 31, 2019.

1 Remaining performance obligations represent all contracted future revenue that has not yet been recognized, including both deferred revenue and non-cancelable contracted amounts that will be invoiced and recognized as revenue in future periods.

Financial Outlook:

Qualtrics is providing guidance for its first quarter ending March 31, 2021 as follows:
•Subscription revenues between $176 and $178 million.
•Total revenues between $226 and $228 million.
•Non-GAAP operating margin between (1%) and (2%).
•Non-GAAP net loss per share between $(0.02) and $(0.04) assuming 487 million weighted shares outstanding.
Qualtrics is providing guidance for its full year ending December 31, 2021 as follows:
•Subscription revenues between $738 and $742 million.
•Total revenues between $950 and $954 million.
•Non-GAAP operating margin between (4%) and (5%).
•Non-GAAP net loss per share between $(0.16) and $(0.18) assuming 513 million weighted shares outstanding.

The guidance provided above are forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss and non-GAAP net loss per share are non-GAAP financial measures. Additional information on Qualtrics' reported results, including a reconciliation of the non-GAAP financial measures to their most comparable GAAP measures, is included in the financial tables below. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Qualtrics’ results computed in accordance with GAAP.

A supplemental financial presentation and other information can be accessed through Qualtrics’ investor relations website at https://www.qualtrics.com/investors/.

Qualtrics Earnings Call
Qualtrics plans to host a conference call today to review its fiscal fourth quarter and full year 2020 financial results and to discuss its financial outlook. The call is scheduled to begin at 3:00 p.m. MT/5:00 p.m. ET. Investors are invited to join the webcast by visiting: https://qualtrics.com/investors/events. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

About Qualtrics
Qualtrics, the leader in customer experience and creator of the Experience Management (XM) category, is changing the way organizations manage and improve the four core experiences of business––customer, employee, product, and brand. Over 13,500 organizations around the world are using Qualtrics to listen, understand, and take action on experience data (X-data™)––the beliefs, emotions, and intentions that tell you why things are happening, and what to do about it. The Qualtrics XM Platform™ is a system of action that helps businesses attract customers who stay longer and buy more, engage employees who build a positive culture, develop breakthrough products people love, and build a brand people are passionate about. To learn more, please visit qualtrics.com.

Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the first quarter of 2021 and full year 2021, Qualtrics’ growth strategy and business aspirations, its market position, and the continued impact of COVID-19 on its business and operations. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our future financial performance, including our revenue, cost of revenue, gross profit, operating expenses, ability to generate positive cash flow, and ability to be profitable; our ability to grow at or near historical growth rates; anticipated technology trends, such as the use of and demand for experience management software; our ability to attract and retain customers to use our products; our ability to respond to and overcome challenges brought by the COVID-19 pandemic; our ability to attract enterprises and international organizations as customers for our products; our ability to expand our network with content consulting partners, delivery partners, and technology partners; the evolution of technology affecting our products and markets; our ability to introduce new products and enhance existing products and to compete effectively with competitors; our ability to successfully enter into new markets and manage our international expansion; the attraction and retention of qualified employees and key personnel; our ability to effectively manage our growth and future expenses and maintain our corporate culture; our anticipated investments in sales and marketing and research and development; our ability to maintain, protect, and enhance our intellectual property rights; our ability to successfully defend litigation brought against us; our ability to maintain data privacy and data security; the sufficiency of our cash and cash equivalents to meet our liquidity needs; our ability to comply with modified or new laws and regulations applying to our business; and our reduced ability to leverage resources at SAP as an independent company from SAP. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements will be included under the caption “Risk Factors” and elsewhere in Qualtrics’ Annual Report on Form 10-K that will be filed with the Securities and Exchange Commission and any subsequent public filings. Forward-looking statements speak only as of the date the statements are made and are based on information available to Qualtrics at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Qualtrics assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Non-GAAP Financial Measures
To supplement our financial results, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance using a management view, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. You should consider non-GAAP results alongside other financial performance measures and results presented in accordance with GAAP. In addition, in evaluating non-GAAP results, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving non-GAAP results and you should not infer from our non-GAAP results that our future results will not be affected by these expenses or any unusual or non-recurring items.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, free cash flow, free cash flow margin: We define these non-GAAP financial measures as the respective GAAP measures, excluding equity and cash settled stock-based compensation expenses, amortization of acquired intangible assets, advisory and legal costs related to the SAP Acquisition, and the tax impact of the non-GAAP adjustments. When evaluating the performance of our business and making operating plans, we do not consider these items (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants). We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies and over multiple periods.

Investor Relations:
Steven Wu
Head of FP&A and Investor Relations
investors@qualtrics.com

Public Relations:
Gina Sheibley
Chief Communications Officer
press@qualtrics.com

Qualtrics International Inc.
Consolidated Balance Sheets
(Unaudited, in thousands, except share and par value)

	As of December 31,
	2020	2019

Assets
Current assets:
Cash and cash equivalents	$203,891	$42,467
Accounts receivable, net of allowance	296,148	193,692
Deferred contract acquisition costs, net	43,429	22,168
Prepaid expenses and other current assets	48,130	37,090
Total current assets	591,598	295,417
Non-current assets:
Property and equipment, net	116,120	51,067
Right-of-use assets from operating leases	195,372	184,838
Goodwill	6,709	6,709
Other intangible assets, net	3,959	5,414
Deferred contract acquisition costs, net of current portion	115,837	54,832
Deferred tax assets	92	3,313
Other assets	9,368	1,694
Total assets	$1,039,055	$603,284

Liabilities, redeemable convertible preferred stock, and deficit
Current liabilities:
Lease liabilities	$7,125	$7,893
Accounts payable	30,452	31,707
Accrued liabilities	225,046	80,029
Liability-classified, stock-based awards	209,286	286,991
Deferred revenue	495,638	382,602
Total current liabilities	967,547	789,222
Non-current liabilities:
Lease liabilities, net of current portion	235,620	182,274
Liability-classified, stock-based awards, net of current portion	76,627	161,237
Deferred revenue, net of current portion	5,477	4,182
Deferred tax liabilities	5,970	—
Other liabilities	16,716	6,889
Total liabilities	$1,307,957	$1,143,804
Commitments and contingencies
Equity (deficit)
Preferred stock, par value $0.0001 per share; authorized 100,000,000 shares; no shares outstanding	—	—
Class A common stock, par value $0.0001 per share; authorized 2,000,000,000 shares; issued and outstanding 6,000,000 and no shares as of December 31, 2020 and 2019	1	—
Class B common stock, par value $0.0001 per share; authorized 1,000,000,000 shares; issued and outstanding 423,170,610 and 423,170,610 as of December 31, 2020 and 2019	42	42
Additional paid in capital	1,126,631	586,631
Accumulated other comprehensive income (loss)	3,191	(928)
Accumulated deficit	(1,398,767)	(1,126,265)
Total deficit	(268,902)	(540,520)
Total liabilities, redeemable convertible preferred stock, and deficit	$1,039,055	$603,284

Qualtrics International Inc.
Consolidated Statements of Operations
(Unaudited, in thousands, except share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue:
Subscription	$160,397	$120,476	$575,397	$430,038
Professional services and other	53,169	52,331	188,125	161,117
Total revenue	213,566	172,807	763,522	591,155
Cost of revenue:
Subscription	15,697	16,419	62,671	67,982
Professional services and other	35,756	36,817	135,816	117,509
Total cost of revenue	51,453	53,236	198,487	185,491
Gross profit	162,113	119,571	565,035	405,664
Operating expenses:
Research and development	43,810	58,658	212,795	242,124
Sales and marketing	109,019	112,871	431,794	440,325
General and administrative	20,274	93,021	175,499	717,363
Total operating expenses	173,103	264,550	820,088	1,399,812
Operating loss	(10,990)	(144,979)	(255,053)	(994,148)
Other non-operating income (expense), net	(489)	180	(972)	(486)
Loss before income taxes	(11,479)	(144,799)	(256,025)	(994,634)
Provision for income taxes	2,996	2,471	16,477	12,999
Net loss	$(14,475)	$(147,270)	$(272,502)	$(1,007,633)

	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019	Year Ended December 31, 2020	January 23, 2019 through December 31, 2019

Net loss per share attributable to common stockholder, basic	$(0.03)	$(0.35)	$(0.64)	$(1.76)
Weighted-average Class A and Class B shares used in computing net loss per share attributable to common stockholder, basic	423,829,951	423,170,610	423,334,994	423,170,610

Qualtrics International Inc.
Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Cash flows from operating activities
Net loss	$(14,475)	$(147,270)	$(272,502)	$(1,007,633)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	7,887	5,661	26,457	19,715
Reduction of right-of-use assets from operating leases	4,773	4,088	17,202	9,031
Stock-based compensation expense, including cash settled	5,964	126,105	224,013	876,226
Amortization of deferred contract acquisition costs	9,715	5,642	32,098	19,513
Deferred income taxes	10,528	(1,921)	13,200	(5,321)
Changes in assets and liabilities:
Accounts receivable, net	(135,469)	(68,787)	(103,692)	(54,320)
Prepaid expenses and other current assets	(3,195)	(13,084)	(10,773)	(17,533)
Deferred contract acquisitions costs	(48,393)	(13,011)	(111,686)	(47,734)
Other assets	(1,214)	(190)	(7,592)	1,801
Lease liabilities	24,528	(2,307)	24,741	(6,375)
Accounts payable	(1,487)	6,537	(282)	7,219
Accrued liabilities	24,388	20,262	22,546	44,662
Deferred revenue	119,902	55,131	114,331	102,562
Other liabilities	2,701	(2,203)	9,826	55
Settlement of stock-based payments liabilities	(104,646)	(99,602)	(388,609)	(312,772)
Net cash flows used in operating activities	(98,493)	(124,949)	(410,722)	(370,904)

Cash flows from investing activities
Purchases of property and equipment	(46,464)	(6,712)	(89,518)	(33,181)
Net cash flows used in investing activities	(46,464)	(6,712)	(89,518)	(33,181)

Cash flows from financing activities
Proceeds from capital contributions from SAP	140,000	115,000	540,000	869,500
Proceeds from issuance of class A common stock	120,000	—	120,000	—
Settlement of equity-based awards	—	—	—	(539,707)
Net cash flows provided by financing activities	260,000	115,000	660,000	329,793
Effect of changes in exchange rates on cash and cash equivalents	1,348	152	1,664	1,316
Net increase (decrease) in cash and cash equivalents	116,391	(16,509)	161,424	(72,976)
Cash and cash equivalents at the beginning of the period	87,500	58,976	42,467	115,443
Cash and cash equivalents at the end of the period	$203,891	$42,467	$203,891	$42,467

Qualtrics International Inc.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited, in thousands)

Non-GAAP Gross Profit and Margin

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(In thousands)
GAAP gross profit	$162,113	$119,571	$565,035	$405,664
Add: Stock-based compensation expense, including cash settled(1)	1,367	6,420	11,369	41,304
Add: Amortization of acquired intangible assets	265	282	1,062	1,160
Non-GAAP gross profit	$163,745	$126,273	$577,466	$448,128
Non-GAAP gross margin	77%	73%	76%	76%

We calculate non-GAAP gross profit, as GAAP gross profit excluding equity and cash settled stock-based compensation expense allocated to cost of revenue and amortization of acquired intangible assets allocated to cost of revenue. Non-GAAP gross margin is calculated as non-GAAP gross profit divided by total revenue.

Non-GAAP Operating Loss and Margin

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(In thousands)
GAAP operating loss	$(10,990)	$(144,979)	$(255,053)	$(994,148)
Add: Stock-based compensation expense, including cash settled(1)	5,964	126,105	224,013	876,226
Add: Amortization of acquired intangible assets	363	360	1,454	1,478
Add: Advisory and legal costs related to the SAP Acquisition	—	—	—	66,992
Non-GAAP operating loss	$(4,663)	$(18,514)	$(29,586)	$(49,452)
Non-GAAP operating margin	(2)%	(11)%	(4)%	(8)%

We calculate non-GAAP operating loss, as GAAP operating loss excluding equity and cash settled stock-based compensation expense, amortization of acquired intangible assets, and advisory and legal costs related to the SAP Acquisition. Non-GAAP operating margin is calculated as non-GAAP operating loss divided by total revenue.

Non-GAAP Net Loss and Net Loss Per Share

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(In thousands)
GAAP net loss	$(14,475)	$(147,270)	$(272,502)	$(1,007,633)
Add: Stock-based compensation expense, including cash settled(1)	5,964	126,105	224,013	876,226
Add: Amortization of acquired intangible assets	363	360	1,454	1,478
Add: Advisory and legal costs related to the SAP Acquisition	—	—	—	66,992
Add: Tax impact of the non-GAAP adjustments	29	530	1,075	3,684
Non-GAAP net loss	$(8,119)	$(20,275)	$(45,960)	$(59,253)

	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019	Year Ended December 31, 2020	January 23, 2019 through December 31, 2019
Weighted-average Class A and Class B shares used in computing non-GAAP net loss per share attributable to common stockholder, basic	423,829,951	423,170,610	423,334,994	423,170,610
Non-GAAP net loss per share attributable to common stockholder, basic	$(0.02)	$(0.05)	$(0.11)	$(0.12)

We calculate non-GAAP net loss as GAAP net loss excluding equity and cash settled stock-based compensation expense, amortization of acquired intangible assets, advisory and legal costs related to the SAP Acquisition, and the tax impact of the non-GAAP adjustments. Non-GAAP net loss per share is calculated as non-GAAP net loss divided by the weighted-average Class A and Class B shares attributable to common stockholders. Due to the impact of the SAP acquisition of Qualtrics, the Company’s capital structure for the years ended December 31, 2020 and 2019 are not comparable. As a result, the presentation of net loss per share for the period prior to the SAP acquisition is not meaningful and only net loss per share for periods subsequent to the SAP acquisition of Qualtrics are presented.

Free Cash Flow and Margin

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(In thousands)
Net cash used in operating activities	$(98,493)	$(124,949)	$(410,722)	$(370,904)
Less: Capital expenditures	(46,464)	(6,712)	(89,518)	(33,181)
Free cash flow	(144,957)	(131,661)	(500,240)	(404,085)
Free cash flow margin	(68)%	(76)%	(66)%	(68)%

As a result of the SAP Acquisition, we incurred significant cash outflows in connection with the settlement of liability-classified, stock-based awards in accordance with SAP’s employee equity compensation programs. We calculate free cash flow as net cash provided by operating activities less capital expenditures. Our free cash flow for the three months ended December 31, 2020 and 2019 and for the year ended December 31, 2020 and 2019 includes $104.6 million, $99.6 million, $388.6 million and $379.8 million, respectively, in cash outflows related to the settlement of liability-classified, stock-based awards and advisory and legal costs related to the SAP Acquisition. Free cash flow margin is calculated as free cash flow divided by total revenue.

________________
(1)As a result of the SAP Acquisition, our stock-based compensation expense reflects the recognition of both equity-classified awards and liability-classified awards. Liability-classified awards are settled in cash in accordance with SAP’s employee equity compensation programs. Liability-classified awards are recorded according to mark-to-market accounting.